Exhibit 10.37
CTI BioPharma Corp.

December 23, 2015

__________________
CTI BioPharma Corp.
3101 Western Avenue, Suite 600
Seattle, Washington 98121

Re:    Amendment of Equity/Long-Term Incentive Award Agreement

Dear __________________:

Reference is made to the performance-based stock award (the “Award”) granted to you by CTI BioPharma Corp. (the “Company”), effective as of _____________ and as subsequently amended, and evidenced by the Equity/Long-Term Incentive Award Agreement, as amended, between you and the Company (the “Award Agreement”). This letter amendment (this “Amendment”) sets forth our agreement to amend the Award Agreement on the terms set forth herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Award Agreement.
The Award Agreement is hereby amended, effective as of the date first set forth above, as follows:
1.    The Performance Goals and Award Percentages applicable to the Award will continue in effect through the scheduled expiration date of the Award (which is December 31, 2016). However, to the extent that any Performance Goal is attained prior to such date and in lieu of the shares of Common Stock that would otherwise be issued to you pursuant to the Award upon achievement of such Performance Goal, you will be entitled to receive an option to purchase a number of shares of Common Stock equal to the product of (1) the Award Percentage corresponding to that particular Performance Goal multiplied by (2) the total number of outstanding shares of Common Stock, determined on a non-fully diluted basis, as of the applicable Performance Vesting Date (i.e. the date on which the Compensation Committee of the Company’s Board of Directors certifies that the Performance Goal has been achieved). Such option will have a per-share exercise price equal to the closing price (in regular trading) of a share of Common Stock on the applicable Performance Vesting Date (or, if such date is not a trading day, on the last day of trading of the Common Stock prior to the Performance Vesting Date) and will be scheduled to vest in six (6) semi-annual installments over the three-year period following the Performance Vesting Date, subject to your continued employment or service with the Company or one of its subsidiaries through the applicable vesting date. Such option will be subject to the same maximum term and termination of service rules applicable to the Company’s option grants to employees generally and granted under the Company’s 2015 Equity Incentive Plan, or a successor plan (the “Plan”). In addition, the Company’s obligation to grant any such option to you is subject to the condition set forth in your Award Agreement that a sufficient number of shares are available to make such grant under the Plan (and, in the event that the total number of shares subject to options to be granted pursuant to your Award and any other similar awards granted by the Company exceed the number of shares remaining available for new award grants under the Plan, the Company may proportionately reduce the number of shares subject to your option grant). The option will be granted under the Plan and subject to the terms and conditions of the Plan and the Company’s standard form of stock option award agreement.

2.    To the extent the Award is subject to any acceleration of vesting in connection with either (1) a termination of your employment or service with the Company or any of its subsidiaries or (2) a Change in Control (in each case whether under the Award Agreement or any other agreement between you and the Company or any subsidiary) (the “Acceleration Provisions”), such Acceleration Provisions shall continue to apply as to your Award only to the portion of your Award that is eligible to vest based on achievement of the Pacritinib Approval Performance Goal (and only if a qualifying termination of your employment or service or a Change in Control occurs prior to December 31, 2016 and before such goal has otherwise been satisfied). The Acceleration Provisions as applicable to any Performance Goal other than the Pacritinib Approval Performance Goal are hereby eliminated. This paragraph controls in the event of any inconsistency with any other agreement between you and the Company.
3.    Except as expressly set forth herein, the Award Agreement shall remain in full force and effect in accordance with its original terms. This Amendment may be executed in one or more counterparts, including via electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. You hereby agree that you (or your beneficiary or personal representative in the event of your death or disability) shall execute and deliver any additional documents (including any documents that the Company may request to confirm the transfer of the unvested, forfeited restricted shares to the Company) and take any other actions that the Company may request as necessary to effect the intent of this Amendment.
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If this Amendment accurately sets forth our understanding with respect to the foregoing matters, please indicate your acceptance by signing this Amendment below and returning it to me. A duplicate copy of this Amendment is included for your records.

CTI BioPharma Corp.
By: __________________________
Print Name: ___________________
Title: _________________________
Accepted and Agreed:

_________________________________________
__________________